UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): August 3, 2015

BELMOND LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

(441) 295-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 3, 2015, Belmond Ltd. (the “Company”) announced that Philippe Cassis has been appointed Executive Vice President and Chief Operating Officer of the Company.

Mr. Cassis, age 53, served as Chief Executive Officer and a member of the Board of Directors of Sun Resorts Ltd., a public company listed on the Mauritian Stock Exchange with a portfolio of five resort properties in Mauritius and one in the Maldives, from 2013 to date. Prior to joining Sun Resorts Ltd., Mr. Cassis held various senior leadership positions over a period of twenty-eight years at Starwood Hotels & Resorts Worldwide, Inc. where from 2012 to 2013, he served as Senior Vice President, Operations South America and Global Initiatives Latin America, from 2006 to 2012, as Senior Vice President and Regional Director Spain and Portugal, and from 2001 to 2006, as Senior Vice President and Regional Director Middle East & Africa. Mr. Cassis holds a Bachelor of Arts degree from the Glion Institut of Higher Education in Switzerland.

As with the Company's other executive officers, Mr. Cassis will be entitled upon commencement to the Company's customary officer severance and indemnification agreements as set forth in Exhibits 10.11 and 10.12 to the Company's Form 10-K for the year ended December 31, 2014.

A copy of the news release announcing the appointment of Mr. Cassis is attached as an exhibit to this report and incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits

(d)        Exhibits

99    News release of Belmond Ltd. dated August 3, 2015, being furnished to the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELMOND LTD.

By:    /s/ Richard M. Levine
Name: Richard M. Levine
Title: Executive Vice President, Chief Legal Officer and Secretary

Date: August 3, 2015

EXHIBIT INDEX

Exhibit Number	Description

99	News release of Belmond Ltd. dated August 3, 2015, being furnished to the Commission.

3